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                                                                 Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 2003 except for Notes 1 and 10, as to which the date is March 25, 2003, with respect to the consolidated financial statements of National Steel Corporation and subsidiaries (Debtor-in-Possession) included in the Registration Statement (Form S-3 No. 333-99273) and related Prospectus Supplement of United States Steel Corporation for the registration of its Senior Notes due 2010.



                                                       /s/ Ernst & Young LLP
Indianapolis, Indiana
May 13, 2003